EXHIBIT 10.48
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Restricted Stock Agreement”) is made and entered into as of March  30, 2011 (the “Effective Date”) by and between PhotoMedex, Inc., a Nevada corporation (the “Company”), having its executive offices at 147 Keystone Drive, Montgomeryville, PA 18936,  and Christina L. Allgeier (the “Purchaser”), having her residence at 3 Hazell Lane, Horsham, PA 19044.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the PhotoMedex, Inc. 2005 Equity Compensation Plan (the “Plan”). The Purchaser agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Restricted Stock Agreement, except as otherwise specifically provided in the Plan. The Purchaser is an at-will Employee of the company. The Compensation Committee recommended this award, to be drawn from the 2005 Equity Compensation Plan, to the Board of Directors, subject to approval by the stockholders of the Company of an increase in the number of shares authorized under the 2005 Equity Compensation Plan. The stockholders approved such increase at the Annual Meeting of Stockholders on October 28, 2010. The Board of Directors granted this award in principle on March 2, 2011, subject to review and approval of the terms of this Restricted Stock Agreement. The Compensation Committee approved this Agreement on March 29, 2011.

SECTION 1  ACQUISITION OF SHARES.

(a)    Issuance. On the terms and conditions set forth in this Restricted Stock Agreement, the Company agrees to issue Ten Thousand (10,000) shares to the Purchaser. The issuance shall occur at the offices of the Company as of the Effective Date set forth above.

(b)    Consideration. The Purchaser agrees to pay to the Company the sum of $0.01 (the “Per Share Purchase Price”) for each of such Shares, representing the par value thereof. Payment shall be made on the issuance date by delivery to the Company of the Purchaser's check in the amount of the aggregate purchase price.

(c)    Defined Terms. Certain capitalized terms are defined in Sections 2 and 3 of this Restricted Stock Agreement.

SECTION 2  RIGHT OF REPURCHASE.

(a)    Scope of Repurchase Right. Until they vest in accordance with Section (b) below, the Purchased Shares shall be Restricted Shares and shall be subject to the Right of Repurchase. The Company may exercise its Right of Repurchase only during the Repurchase Period following the termination of the Purchaser's Service.

(b)    Lapse of Repurchase Right.

(i)           Except as otherwise provided in Section 2(b)(ii), the Right of Repurchase shall lapse with respect to every 20% portion of the Restricted Shares, (being 2,000 shares) in the first through fifth years from the Effective Date, each such year being a vesting year ending on the respective anniversary date of the Effective Date.

(ii)          Notwithstanding Section 2(b)(i), the Restricted Shares may vest, and the Right of Repurchase may lapse, sooner under a Change of Control as defined in Section 3.

(c)   Escrow. Upon issuance, the certificate(s) for Purchased Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Restricted Stock Agreement. Any additional or exchanged securities or other property described in Section 2(f) below shall be delivered to the Company to be held in escrow. All ordinary cash dividends on Purchased Shares (or on other securities held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Purchased Shares, together with any other assets held in escrow under this Restricted Stock Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or (ii) released to the Purchaser upon his or her request to the extent that the Purchased Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Restricted Stock Agreement, shall be released within 90 days after the termination of the Purchaser's Service.

(d)   Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares pursuant to Section 9 that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. During the Repurchase Period, the Company shall pay to the holder of the Restricted Shares the purchase price determined under Section 2(a) above for the Restricted Shares being repurchased $0.01 per Share, as adjusted for stock splits, stock dividends and similar corporate transactions). Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Purchaser. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company (if not already held by the Company).

(e)    Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 2 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 2 whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

(f)     Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity (other than a Change in Control), any other corporate reorganization (other than a Change in Control), a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall continue to be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares and to all of the provisions of this Section 2, including the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization that does not constitute a Change in Control, the Right of Repurchase may be exercised by the Company's successor.

(g)    Transfer of Restricted Shares. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company's written consent (which consent may be withheld with or without any reason therefor), except as provided in the following sentence. The Purchaser may transfer Restricted Shares to one or more members of the Purchaser's Immediate Family or to a trust or partnership established by the Purchaser for the benefit of the Purchaser and/or one or more members of the Purchaser's Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Restricted Stock Agreement. If the Purchaser transfers any Restricted Shares, then this Restricted Stock Agreement shall apply to the Transferee to the same extent as to the Purchaser.

(h)    Assignment of Repurchase Right. The Board of Directors may freely assign the Company's Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company's rights and obligations under this Section 2.

(i)    Part-Time Employment and Leaves of Absence. If the Purchaser commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in Section 2(b) above in accordance with the Company's part-time work policy or the terms of an agreement between the Purchaser and the Company pertaining to his or her part-time schedule. If the Purchaser goes on a leave of absence, then the Company may adjust the vesting schedule set forth in Section 2(b) above in accordance with the Company's leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue while the Purchaser is on a  bona fide  leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Purchaser immediately returns to active work.

SECTION 3  OTHER DEFINITIONS.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

“Purchased Shares” shall mean the Shares purchased by the Purchaser pursuant to this Restricted Stock Agreement.

“Repurchase Period” shall mean a period of 180 consecutive days commencing on the earlier to occur of: (i) the date when the Purchaser's Service terminates for any reason, including (without limitation) death or disability; or (ii) the last date when the Restricted Shares might vest, but in fact do not vest at that time.

 “Restricted Share” shall mean a Purchased Share that is subject to the Right of Repurchase.

“Right of Repurchase” shall mean the Company's right of repurchase described in Section 2.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Service” shall mean service to the Company or its subsidiaries as an Employee or, following a Change in Control, service to the New Employer (as defined in Section 2(b)) or its subsidiaries as an employee.

“Share” shall mean one share of Stock

“Stock” shall mean the Common Stock of the Company, par value $0.01 per Share.

“Transferee” shall mean any person to whom the Purchaser directly or indirectly transfers any Purchased Shares.

SECTION 4  OTHER RESTRICTIONS ON TRANSFER.

(a)    Purchaser Representations. In connection with the issuance and acquisition of Shares under this Restricted Stock Agreement, the Purchaser hereby represents and warrants to the Company as follows:

        (i)   The Purchaser has received a copy of an offering memorandum relating to the sale of the Purchased Shares to the Purchaser hereunder.

(ii)          The Purchaser acknowledges his or her understanding that if he or she is an “affiliate” of the Company, the Purchaser's right to resell the Purchased Shares after the Company's Right of Repurchase lapses is restricted under the Securities Act.

(iii)   The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Restricted Stock Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form reasonably satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under state securities law.

(b)    Securities Law Restrictions.

(i)   Regardless of whether the offering and sale of Shares under this Restricted Stock Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(ii)          Inasmuch as the Purchaser is an affiliate of the Company by virtue of the fact that she is the Chief Financial Officer the Company, the Purchaser is subject to Section 16 of the Securities and Exchange Act, and is thereby obliged to make reports to the Securities and Exchange Commission under the Forms 3, 4 and 5 and is subject to the “short swing profit” rules.

(iii)        The Purchaser is also obliged to comply with the Company’s  Securities Trading Policy which provides for, among other things, certain black-out or no-trading periods and, consistent with the Securities Act, not to trade Shares based on material non-public information about the Company that comes into the Purchaser’s possession..

        (c)    Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Restricted Stock Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Restricted Stock Agreement.

SECTION 5  SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Restricted Stock Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and shall be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Restricted Stock Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 6  NO RETENTION RIGHTS.

Nothing in this Restricted Stock Agreement shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 7  TAX ELECTION & WITHHOLDING.

(a)           The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase.  The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and not the Company's responsibility, to file a timely election under Code Section 83(b), even if the Purchaser requests the Company or its representatives to make this filing on his or her behalf.  The Purchaser is reminded that a Gross-Up Payment under Section 7(b) is made only with respect to Shares vesting in the first vesting year, and not with respect to unvested Shares that do not vest in the first vesting year, regardless of whether any such Shares may be taxed in the first vesting year in the same manner they would if they had so vested.  CIRCULAR 230 DISCLAIMER: Nothing contained herein concerning certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

(b)           When and as the Restricted Shares granted hereunder shall have vested and thereby ceased to be Restricted Shares, the Purchaser shall be deemed to have gross income measured by the number of Restricted Shares so vesting, multiplied by the closing price of the Company’s Stock on the Nasdaq Global Market on the date of such vesting. The Company shall report such income, and withhold and remit such taxes as may be levied on such income, to the applicable taxing authorities, and may apply funds earned by the Purchaser from the Company to satisfy such withholding obligations.

SECTION 8  LEGENDS.

All certificates evidencing Purchased Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE ISSUER OF SUCH SHARES AND THE REGISTERED HOLDER OF SUCH SHARES (OR THE PREDECESSOR IN INTEREST TO SUCH HOLDER OF SHARES). SUCH AGREEMENT GRANTS TO SUCH ISSUER CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF SUCH ISSUER WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 9  NOTICE.

Any notice required by the terms of this Restricted Stock Agreement shall be given in writing and shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with a recognized overnight courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 9.

SECTION 10  ENTIRE AGREEMENT.

This Restricted Stock Agreement, together with the Plan and the Purchaser’s employment agreement with the Company, constitutes the entire contract between the parties hereto with regard to the subject matter hereof and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 11  CONFLICTS OF LAW.

This Restricted Stock Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

IN WITNESS WHEREOF, each of the parties has executed this Restricted Stock Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PURCHASER:	PHOTOMEDEX, INC.

/s/ Christina L. Allgeier	By: /s/ Richard J. DePiano

Name: Christina L. Allgeier	Name: Richard J. DePiano Title: Chairman of the Board of Directors